Exhibit 99.1
Heliogen Announces Suspension of NYSE Listing Status

Company’s Common Stock and Public Warrants Expected to Begin Trading Promptly on OTC Marketplace

PASADENA, Calif., November 7, 2023 – Heliogen, Inc. (“Heliogen” or the “Company”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced it has received notice that the New York Stock Exchange (“NYSE”) has determined to suspend trading of – and commence proceedings to delist – shares of Heliogen’s common stock and public warrants, effective immediately. This suspension was made because the Company fell below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. The Company intends to appeal the delisting determination.

Heliogen anticipates that its common stock and public warrants will begin trading in the over-the-counter (“OTC”) marketplace on November 8, 2023 under the symbols HLGN and HLGNW, respectively. Investors are expected to continue to be able to access accurate information, including stock price quotes, and execute trades. The Company has applied to have its common stock – and potentially its public warrants, if eligible – quoted on the OTCQX, the highest market tier operated by the OTC Markets Group, Inc. For quotes or additional information on the OTC, investors may visit otcmarkets.com.

The change in Heliogen’s listing status does not impact the Company’s commitment to achieving its strategic priorities, including expanding its commercial reach and building out its sales pipeline. The Company continues to experience progress toward its goals and will continue to work to enhance value for all stakeholders.

“We remain highly confident in the global market opportunity for our proprietary technology and our ability to execute our strategic growth plan,” said Christie Obiaya, Chief Executive Officer of Heliogen. “Our cash position and commercial pipeline are strong, and we are well positioned to deploy our breakthrough renewable energy technology. We look forward to demonstrating the successful execution of our growth strategy in the months ahead.”

Heliogen intends to continue to comply with public company Securities Exchange Commission (“SEC”) regulations and other NYSE listing requirements, including filing quarterly financial statements, having independently audited financials, and maintaining an independent Board of Directors with corporate governance rules and oversight committees.

Additional information related to this announcement will be included in a Current Report on Form 8-K to be filed with the SEC.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “may,” “will,” “anticipate,” “intend,” “expect” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the

Company’s business strategy and plans, the anticipated move of the Company’s common stock and public warrants to the OTC and the timing thereof, the potential future quoting of these securities on the OTCQX, our decision to appeal and the success of any appeal of the NYSE delisting decision, and the Company’s compliance with public company SEC regulations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: logistical issues associated with transferring the trading of the Company’s securities from the NYSE to the OTC; the Company’s ability to satisfy the criteria for having its securities trade on OTCQX; and there is no assurance that an active market will be maintained for the Company’s common stock or public warrants. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Louis Baltimore
VP, Strategic Finance & Investor Relations
Louis.Baltimore@heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
media@heliogen.com

OR

Longacre Square Partners
Joe Germani / Miller Winston
heliogen@longacresquare.com